UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 5, 2013

Meade Instruments Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27 Hubble, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(949) 451-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 5, 2013, Meade Instruments Corp., a Delaware corporation (the “Company”), entered into Amendment No. 1 (the “Merger Agreement Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 16, 2013, by and among the Company, Sunny Optics, Inc., a Delaware corporation (“Parent”), and Sunny Optics Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), to, among other things, (i) increase the Merger Consideration, as defined in the Merger Agreement, from $4.21 per share in cash, without interest, to $4.50 per share in cash, without interest, and (ii) increase the Company Termination Fee, as defined in the Merger Agreement, from $250,000.00 to $325,000.00.

The foregoing description of the Merger Agreement Amendment is qualified in its entirety by the full text of such agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Also on August 5, 2013, the Company entered into Amendment No. 1 (the “Note Amendment”) to (i) the Secured Convertible Note Purchase Agreement, dated as of July 16, 2013, by and between the Company and Parent (the “Note Purchase Agreement”), and (ii) the Secured Convertible Promissory Note, issued by the Company to Parent on July 16, 2013 (the “Note”), to, among other things, add a new Event of Default for purposes of the Note and any other promissory note issued by the Company pursuant to the Note Purchase Agreement in the event the Company publicly announces a Change of Control Transaction (as defined in the Note) or enters into any agreement with respect to a Change of Control Transaction with any person or entity other than Parent. The Note Amendment was entered into by the Company and Parent in connection with the Merger Agreement Amendment described above. The Note Purchase Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed by the Company with the SEC on July 16, 2013.

The foregoing description of the Note Amendment is qualified in its entirety by the full text of such agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors, which could cause actual results to differ materially, including, without limitation: the ability to obtain regulatory approvals of the acquisition on the proposed terms and schedule; the failure of the Company’s stockholders to approve the acquisition; the risk that the acquisition may not be completed in the time frame expected by the parties or at all; the parties’ ability to satisfy the closing conditions and consummate the transactions; and the Company’s ability to maintain existing relationships with customers, employees or suppliers. Additional factors that may affect future results are described in the Company’s reports on Form 10-K and Form 10-Q filed with the SEC.

All forward-looking statements speak only as of the date they were made. None of the Company, Parent, Merger Sub, nor any of their affiliates undertakes any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Form 8-K.

Additional Information

In connection with the proposed transaction, the Company will file a proxy statement and other relevant documents concerning the proposed transaction with the SEC. The definitive proxy statement and other materials filed with the SEC will contain important information regarding the Merger, including, among other things, the recommendation of the Company’s board of directors with respect to the Merger. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Meade Instruments Corp., 27 Hubble, Irvine, CA 92618, Attention: Corporate Secretary.

Participants in the Solicitation

The directors and executive officers of the Company and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on May 30, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated August 5, 2013, among Sunny Optics, Inc., Sunny Optics Merger Sub, Inc. and Meade Instruments Corp.

10.1	Amendment No. 1 to Secured Convertible Promissory Note and Secured Convertible Note Purchase Agreement, dated as of August 5, 2013, between Sunny Optics, Inc. and Meade Instruments Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADE INSTRUMENTS CORP

Date: August 6, 2013	By:	/s/ John A. Elwood
Name: John A. Elwood
Title: Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated August 5, 2013, among Sunny Optics, Inc., Sunny Optics Merger Sub, Inc. and Meade Instruments Corp.

10.1	Amendment No. 1 to Secured convertible Promissory Note and Secured Convertible Note Purchase Agreement, dated as of August 5, 2013, between Sunny Optics, Inc. and Meade Instruments Corp.